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                                                                   EXHIBIT 10.14


                                  AGREEMENT

PREAMBLE

The manufacturer parties to the Agreement and the Department of the Treasury, the Department of Housing and Urban Development, and the undersigned state, city and county parties to the Agreement enter into this Agreement to reduce the criminal misuse of firearms, combat the illegal acquisition, possession and trafficking of firearms, reduce the incidence of firearms accidents, and educate the public on the safe handling and storage of firearms. Furthermore, the manufacturer parties to the Agreement enter into this Agreement as a continuation of their efforts to make their firearms as safe as practicable for their customers and the public. Accordingly, in consideration of the commitments set forth below:

            1. The undersigned state, city, and county parties to the Agreement dismiss the manufacturer parties to the Agreement with prejudice from the lawsuits specified in Appendix A subject to any consent orders entered pursuant to paragraph VIII; and

            2. The undersigned state, city and federal parties to the Agreement agree to refrain from filing suit against the manufacturer parties to the Agreement on an equivalent cause of action.

The parties agree that this Agreement constitutes the full and complete settlement of any and all claims that were raised or could have been raised in the subject litigation. The parties agree further that this Agreement does not constitute an admission of any violation of law, rule or regulation by the manufacturer parties to the Agreement, or any of their employees. Nothing in this Agreement shall be construed to be an admission of liability. The adoption of standards for firearms design and distribution in this Agreement shall not be construed as an admission by the manufacturer parties to the Agreement that practices they engaged in prior to the execution of this Agreement were negligent.


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I.    SAFETY AND DESIGN.

      A. Each firearm make and model sold by each manufacturer party to this Agreement shall be tested by ATF or an agreed upon proofing entity against the following standards. Existing makes and models shall meet these standards within 60 days of execution of this Agreement unless a longer period is specified in the standard. New makes and models shall not be manufactured and sold after the execution of this Agreement unless they conform to these standards.

         1. STANDARDS APPLICABLE TO ALL HANDGUNS:

            a. SECOND "HIDDEN" SERIAL NUMBER. The gun must have both a visible serial number on the exterior of the frame or receiver, as well as a second serial number hidden on the interior of frame or receiver (e.g., under the grips) or visible only with the aid of an optical instrument.

            b. EXTERNAL LOCKING DEVICE. As an interim measure, until the implementation of I.A.1.c, within 60 days of execution of the Agreement, each firearm shall be supplied with an external locking device that effectively prevents the operation of the firearm when locked.

            c. INTERNAL LOCKING DEVICE. Within 24 months of execution of the
               Agreement, each firearm shall have a built-in, on-board locking system, by which the firearm can only be operated with a key or combination or other mechanism unique to that gun.

            d. AUTHORIZED USER TECHNOLOGY. The manufacturer parties to this
               Agreement shall each commit two percent of annual firearms sales revenues to the development of a technology that recognizes only authorized users and permits a gun to be used only by authorized persons. Within 36 months of the date of execution of this Agreement, this technology shall be incorporated in all new firearm designs, with the exception of curios and collectors' firearms. This


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               requirement does not apply to existing designs currently in production.

               If the eight firearms manufacturers and/or importers with the largest United States firearms sales volume agree to incorporate authorized user technology in all firearms, the manufacturer parties to this Agreement will incorporate authorized user technology in all firearms.

            e. CHILD SAFETY. Within 12 months of execution of the Agreement, each firearm shall be designed so that it cannot be readily operated by a child under the age of 6. Such mechanisms include: making the trigger pull resistance at least ten pounds in the double action mode; or designing the firing mechanism so that an average five year old's hands would be too small to operate the gun; or requiring multiple, sequenced actions in order to fire the gun.

            f. MINIMUM BARREL LENGTH. Each firearm make and model must have a barrel length of at least 3", unless it has an average group diameter test result of 1.7" or less at seven yards, 3.9" or less at 14 yards, and 6.3" or less at 21 yards. The average group diameter test result is the arithmetic mean of the results of three separate trials, each performed on a different sample firearm of the make and model at issue. For each trial, the firearm shall fire five rounds at a target from the specified distance and the largest spread in inches between the center of any of the holes made in a test target shall be the result of the trial.

            g. PERFORMANCE TEST: A sample of each firearm make and model will be test fired with "proof cartridges" (cartridges loaded to generate excess pressure as set forth in accepted specifications for proof cartridges) to ensure the integrity of the material. At least one cartridge shall be fired from each chamber. Following this test firing, the firearm will be examined for hairline cracks or other signs of material failure and will pass this test only if there are no hairline cracks or other signs of material failure. Each firearm make


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               and model shall also pass the following performance test: the gun shall fire 600 rounds, stopping only every 100 rounds to tighten any loose screws and to clean the gun (if required by the cleaning schedule recommended in the manual), or as needed to refill the empty magazine or cylinder to capacity before continuing. For any gun that loads other than with a detachable magazine, the tester shall pause every 50 rounds for ten minutes. The tester shall use the ammunition recommended in the user's manual, or if none is recommended, any standard ammunition of the correct caliber in new condition. A gun shall pass this test if it fires the first 20 rounds without a malfunction and the full 600 rounds with no more than 6 malfunctions and without any crack or breakage of an operating part of the gun that increases the danger of injury. Malfunctions caused by failure to clean and lubricate, or by defective ammunition, shall not be counted.

            h. DROP TEST. Pass the more rigorous of: (a) the SAAMI Standard drop test in effect on the date the firearm is sold; or (b) the following test: The gun shall be test-loaded, set such that it is ready to fire and dropped onto a steel plate or equivalent material of similar hardness from a height of one meter from each of the following positions: (1) normal firing position; (2) upside down; (3) on the grip; (4) on the muzzle; (5) on either side; and (6) on the exposed hammer or striker (or, if no exposed hammer or striker, on the rearmost part of the gun). If the gun is so designed so that its hammer or striker may be set in other positions, it shall be tested with the hammer or striker in each such position (but otherwise ready to fire).

         2. ADDITIONAL STANDARDS FOR PISTOLS:

            a. SAFETY DEVICE. The pistol must have a positive manually operated safety device as determined by standards relating to imported guns promulgated by ATF.


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            b. MINIMUM LENGTH AND HEIGHT STANDARDS. The pistol's combined length and height must not be less than 10" with the height being at least 4" and the length being at least 6", unless it has an average group diameter test result of 1.7" or less at seven yards, 3.9" or less at 14 yards, and 6.3" or less at 21 yards.
               The average group diameter test result is the arithmetic mean of the results of three separate trials, each performed on a different sample firearm of the make and model at issue. For each trial, the firearm shall fire five rounds at a target from the specified distance and the largest spread in inches between the center of any of the holes made in a test target shall be the result of the trial.

            c. MAGAZINE DISCONNECTOR. Within 12 months of execution of the
               Agreement, each pistol shall have a magazine disconnector available for those customers who desire the feature.

            d. CHAMBER LOAD INDICATOR. Within 12 months of the execution of the
               Agreement, each pistol shall have a chamber load indicator painted in a prominent, contrasting color or a feature that allows the operator physically to see the round in the chamber.

            e. LARGE CAPACITY MAGAZINES. No pistol make or model designed after
               January 1, 2000 shall be able to accept magazines manufactured prior to September 14, 1994, with a greater than 10 round capacity, and such models shall not be capable of being easily modified to accept such magazines. Nor shall ammunition magazines that are able to accept more than 10 rounds be sold by the manufacturer parties to this Agreement or their authorized dealers and distributors. See Part II.A.1.h, below.

            f. ADDITIONAL SAFETY FEATURES.  Each pistol must have a firing pin block or lock.

      B. LAW ENFORCEMENT AND MILITARY EXCEPTION. An exception to a requirement of paragraph A may be granted for firearms


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         manufactured or imported for sale to a law enforcement agency or the military if the law enforcement agency or military organization certifies to the manufacturer party to this Agreement that the exception is necessary for official purposes. Where a law enforcement agency authorizes or requires its officers to purchase firearms individually for official use, an appropriate certification from the agency will be permitted to apply to sales to a number of individual officers. The manufacturer party to this Agreement shall maintain the certification in its records and provide a copy to the Oversight Commission. Firearms sold to law enforcement or the military pursuant to this exception, which do not comply with the design standards of this Agreement, will be accompanied by a statement:

         1. "On [date], [manufacturer parties to this Agreement] and [governmental parties to this Agreement] entered into an Agreement establishing certain design standards for firearms sold to civilians. Pursuant to that Agreement, we are obliged to inform you that this firearm does not comply with all of the design standards of the Agreement. We are further obliged to request that you not resell this firearm to civilians. This statement is not intended to suggest that there are any design flaws with this firearm, and you remain entitled to dispose of it in any lawful manner."

      C. WARNINGS ABOUT SAFE STORAGE AND HANDLING. Within 6 months of execution of this Agreement, manufacturer parties to this Agreement shall include in the packaging of each firearm sold a warning on risk of firearms in the home and proper home storage. At a minimum, these warnings shall state in 14 point type, bold face:

                  "This handgun is not equipped with a device that fully blocks use by unauthorized users. More than 200,000 firearms like this one are stolen from their owners every year in the United States. In addition, there are more than a thousand suicides each year by younger children and teenagers who get access to firearms. Hundreds more die from accidental discharge. It is likely that many more children sustain serious wounds, or inflict such wounds accidentally


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      on others. In order to limit the chance of such misuse, it is imperative that you keep this weapon locked in a secure place and take other steps necessary to limit the possibility of theft or accident. Failure to take reasonable preventative steps may result in innocent lives being lost, and in some circumstances may result in your liability for these deaths."

      D. ILLEGAL FIREARMS. The manufacturer parties to this Agreement shall not sell firearms that can be readily converted to an illegal firearm, that is, a weapon designed in a manner so that with few additional parts and/or minimal modifications an owner can convert the firearm to an illegal fully automatic weapon; nor shall the firearms be designed so that they are resistant to fingerprints.

II.   SALES AND DISTRIBUTION.

In addition to complying with specific terms, the manufacturer parties to this Agreement will agree for themselves and as part of any distribution or agency agreement that they, and their authorized distributors and authorized dealers, including franchisees, shall commit to a standard of conduct to make every effort to eliminate sales of firearms that might lead to illegal firearm possession and/or misuse by criminals, unauthorized juveniles, and other prohibited persons ("suspect firearms sales"). Suspect firearm sales include sales made to straw purchasers, multiple sales of handguns without reasonable explanation (excluding sales to FFLs), and sales made to any purchaser without a completed background check.

As specified in Part II.A.2 below, the manufacturer parties to this Agreement will take action against dealers and distributors that violate these requirements if the manufacturers receive actual nonce of such a violation.

      A. AUTHORIZED DISTRIBUTORS AND DEALERS.

         1. The manufacturer parties to this Agreement may sell only to authorized distributors and authorized dealers. In order to qualify to become an authorized distributor or authorized dealer, the distributor or dealer must agree in writing to:


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            a. Possess a valid and current federal firearms license, and all other licenses and permits required by local, state or federal law, and certify on an manual basis, under penalty of perjury, compliance with all local, state and federal firearms laws.

            b. Execute in the presence of the purchaser the following elements of all firearms transactions at the premises listed on its federal firearms license: completion of the forms and related requirements under the Brady Act and the Gun Control Act and physical transfer of the firearm.

            c. Where available, carry insurance coverage against liability for damage to property and for injury to or death of any person as a result of the sale, lease, or transfer or a firearm in amounts appropriate to its level of sales, but at a minimum no less than $1 million for each incident of damage, injury or death.

            d. Make no sales at gun shows unless all sales by any seller at the gun show are conducted only upon completion of a background check.

            e. Within 24 months of the date of execution of this Agreement, maintain an inventory tracking plan for the products of the manufacturer parties to this Agreement that includes at a minimum the following elements:

                (1) Electronic recording of the make, model, caliber or gauge, and serial number of all firearms that are acquired no later than one business day after their acquisition and electronic recording of their disposition no later than one business day after their disposition. Monthly backups of these records shall be maintained in a secure container designed to prevent loss by fire, theft, or other mishap.

                (2) All firearms acquired but not yet disposed of must be
                    accounted for through an electronic inventory check


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                    prepared once each month and maintained in a secure
                    location.

                (3) For authorized dealers and franchisees, all ATF Form 4473 firearm transaction records shall be retained on the dealer's business premises in a secure container designed to prevent loss by fire, theft, or other mishap.

                (4) If an audit of a distributor's or dealer's inventory reveals any firearms not accounted for, the distributor or dealer shall be subject to sanctions, including termination as an authorized distributor or dealer.

            f. Implement a security plan for securing firearms, including firearms in shipment. The plan must satisfy at least the following requirements:

                (1) Display cases shall be locked at all times except when removing a single firearm to show a customer, and customers shall handle firearms only under the direct supervision of an employee;

                (2) All firearms shall be secured, other than during business hours, in a locked fireproof safe or vault in the licensee's business premises or in another secure and locked area; and

                (3) Ammunition shall be stored separately from the firearms and out of reach of the customers.

            g. Require persons under 18 years of age to be accompanied by a parent or guardian when they are in portions of the premises where firearms or ammunition are stocked or sold.

            h. Not sell ammunition magazines that are able to accept more than
               10 rounds regardless of the date of manufacture, not sell any semi automatic assault weapon as defined in 18 U.S.C. 921(a)(30) regardless of the date of manufacture, provide safety locks and warnings with firearms, as


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               specified in Section I above, and sell only firearms that comport with the design criteria of this Agreement.

            i. Provide law enforcement, government regulators conducting compliance inspections, and the Oversight Commission, for purposes of determining compliance with conditions imposed as a result of this Agreement, or for any other authorized purpose, full access to any documents related to the acquisition and disposition of firearms deemed necessary by one of those parties.

            j. Participate in and comply with all monitoring of firearms distribution by manufacturers, ATF or law enforcement.

            k. Maintain an electronic record of all trace requests initiated by
               ATF, and report those trace requests by make, model and serial number of firearm, date of trace, and date of sale to the manufacturer of the firearm on a monthly basis, unless ATF, for investigative reasons, directs the licensee not to report certain traces.

            1. Agree to cooperate fully in the oversight mechanism established in Section III of this Agreement, including providing access to all necessary documents, and to be subject to the jurisdiction of the court enforcing this Agreement.

            m. Require all employees to attend annual training developed by manufacturers in consultation with ATF and approved by the Oversight Commission. The training shall cover at a minimum: the law governing firearms transfers by licensees and individuals; how to recognize straw purchasers and other attempts to purchase firearms illegally; how to recognize indicators that firearms may be diverted for later sale or transfer to those not legally entitled to purchase them; how to respond to those attempts; and the safe handling and storage of firearms. New employees will receive training on the above topics, based on materials developed for the annual training, before handling or selling


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               firearms and shall attend annual training thereafter. Such training may be delivered by electronic medium. Within 12 months of the date of execution of this Agreement and annually thereafter, the manufacturer parties to this Agreement will obtain from all authorized dealers and distributors certifications that such training has been completed, with a list of the names of all trained employees.

            n. Require all employees to pass a comprehensive written exam, which shall be developed by the manufacturers in consultation with ATF and approved by the Oversight Commission, on the material covered in the training before being allowed to sell or handle firearms. Any employee who fails to pass the exam shall be prohibited from selling or handling firearms on behalf of the distributor or dealer. The annual certification discussed in II.A.1.m, above, will include certification that all employees have passed the exam.

            o. Not complete any transfer of a firearm prior to receiving notice from the NICS that the transferee is not a prohibited person under the Gun Control Act.

            p. Verify the validity of a licensee's federal firearms license against an ATF database before transferring a firearm to that licensee.

            q. Forgo any transfer of a firearm to a licensee if the dealer or distributor knows the licensee to be under indictment for violations of the Gun Control Act or any violent felony or serious drug offense as defined in 18 U.S.C. Section 924(e)(2).

            r. Transfer firearms only:

                (1) To individuals who have demonstrated that they can safely handle and store firearms through completion of a certified firearms safety training course or by having passed a certified firearms safety examination.


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                (2) After demonstrating to the purchaser how to load, unload, and safely store the firearm, and how to engage and disengage all safety devices on the firearm.

                (3) After providing the purchaser with a copy of the ATF
                    Disposition of Firearms Notice.

                (4) After obtaining the purchaser's signature on a form
                    certifying that the purchaser has received the instruction described in subparagraph (2) and the notice described in subparagraph (3) and maintaining that form in its files.

                (5) After providing the purchaser with a written record of the make, model, caliber or gauge, and serial number of each firearm transferred to enable the purchaser to accurately describe the firearm to law enforcement in the event that it is subsequently lost or stolen.

         2. The manufacturer parties to the Agreement shall incorporate into any distribution or agency agreement with their authorized distributors and authorized dealers, including franchisees, procedures for terminating distributors, dealers or franchisees that engage in conduct in violation of this Agreement. Distributors and dealers shall agree to this enforcement system as a condition of becoming authorized. The manufacturer parties to this Agreement shall require annual certification by their authorized dealers and distributors that they are in compliance with the requirements in II.A.1(a-r) of this Agreement and applicable provisions of B. and C., below. If the manufacturer parties to this Agreement receive actual notice of a violation of the Agreement through their course of dealing with their authorized dealers and distributors, from ATF, state or local law enforcement, the Oversight Commission, another dealer or distributor, a customer or other credible source, the manufacturer parties to this Agreement will either immediately terminate sales to the dealer or distributor in violation or take the following actions. The manufacturer(s) that have authorized the dealer or distributor to sell its/their firearms will,


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            individually or collectively, notify the dealer or distributor within seven (7) business days of learning of such violation and inform the dealer or distributor of the breach and request information regarding the breach. The distributor or dealer will then have fifteen (15) days to provide the manufacturer(s) with the requested information. If the manufacturer(s) determine that the dealer or distributor is in violation of this section of the Agreement, the manufacturer(s) will provide no further product to the distributor or dealer until the manufacturer(s) determine that the distributor or dealer is in compliance with the Agreement.

            The manufacturer(s) shall inform the Oversight Commission and ATF of its/their notifications and decisions and provide them with the information provided by the dealer or distributor. If the Oversight Commission determines that suspension or termination of the dealer or distributor is warranted, and the manufacturer(s) did not take this action, the Oversight Commission shall direct the manufacturer(s) to do so.

      B. AUTHORIZED DISTRIBUTORS - ADDITIONAL PROVISION.

         Authorized distributors must agree to sell the manufacturer's products only to other authorized distributors or authorized dealers or directly to government purchasers.

      C. AUTHORIZED DEALERS -- ADDITIONAL PROVISIONS.

         In addition to the requirements in section II(A)(1), authorized dealers must agree:

         1. Not to sell any of the manufacturers' products to any federal firearms licensee that is not an authorized distributor or authorized dealer of that manufacturer.

         2. Not to engage in sales that the dealer knows or has reason to know are being made to straw purchasers.


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         3. To adhere to the following procedure for multiple handgun sales. If a purchaser wants to purchase more than one handgun, the purchaser may take from the dealer only one handgun on the day of sale. The dealer at that point will file a Multiple Sales Report with ATF. The purchaser may take the additional handguns from the dealer 14 days thereafter. This provision shall not apply to sales to qualified private security companies licensed to do business within the State where the transfer occurs for use by the company in its security operations.

      D. MANUFACTURERS.

      Each manufacturer must:

         1. Provide quarterly reports of its own sales data and downstream sales data, with the volume of sales by make, model, caliber and gauge, to ATF's National Tracing Center.

         2. Not market any firearm in a way that would make the firearm particularly appealing to juveniles or criminals, such as advertising a firearm as "fingerprint resistant."

         3. Refrain from selling any modified or sporterized semi-automatic assault pistol of a type that cannot be imported into the United States.

         4. Reaffirm their longstanding policy and practice of not placing advertisements in the vicinity of schools, high crime zones, or public housing.

         5. Verify the validity of a license against an ATF database before transferring a firearm to any licensee.

         6. Forgo any transfer of a firearm to a licensee if the manufacturer knows the licensee to be under indictment violations of the Gun Control Act or any violent felony or serious drug offense as defined in 18 U.S.C. 924(e)(2).


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         7. Implement a security plan for securing firearms, including firearms in shipment. The plan will include the following elements.

            a. Employee and visitor movement into and out of the manufacturer's facility will be only through designated security control points, and visitors will be admitted only after positive identification and confirmation of the validity of the visit. Employees and visitors will pass through a metal detector before leaving.

            b. All areas where firearms are assembled and stored will be designated as restricted areas. Access will be authorized only for those employees whose work requires them to enter these areas or for escorted visitors. Protective barriers will be installed in restricted areas to deny or impede unauthorized access.

            c. Each facility or area where firearms, ammunition, or components are stored will be provided with a system to detect unauthorized entry.

            d. If firearms are shipped in cartons, the cartons will bear no identifying marks or words. The manufacturer parties to this Agreement will use only very strong cartons to protect against concealed pilferage in truck shipments, and large cartons will be secured with steel strapping in two directions. The manufacturer parties to this Agreement will use only carriers and freight forwarders that warrant in writing that they conduct criminal background checks on delivery personnel and report all thefts or losses of firearms to ATF within 48 hours of learning of the theft or loss. The manufacturer parties to this Agreement will inspect carriers' and forwarders' local facilities periodically.

         8. Encourage its authorized dealers and distributors to consent to up to three unannounced ATF compliance inspections each year.


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      E. CORPORATE RESPONSIBILITY.

         If ATF or the Oversight Commission informs the manufacturer parties to this Agreement that a disproportionate number of crime guns have been traced to a dealer or distributor within three years of the gun's sale, the manufacturer(s) that have authorized the dealer or distributor to sell guns will either immediately terminate sales to the dealer or distributor or take the following actions. The manufacturers will, individually or collectively, notify the dealer or distributor of the disproportionate number within seven (7) days and demand an explanation and proposal to avoid a disproportionate number of traces in the future. The dealer or' distributor will have fifteen (15) days to provide the explanation and proposal. If the manufacturer(s) determine that the explanation and proposal are not satisfactory, the manufacturer(s) will terminate supplies to the dealer or distributor. If the manufacturer(s) determine that the explanation and proposal are satisfactory, the manufacturer will continue supplies, but will closely monitor traces to the dealer or distributor in question. If disproportionate traces continue, the manufacturer(s) will terminate supplies to the dealer or distributor.

         The manufacturer(s) shall inform the Oversight Commission and ATF of its/their notifications and decisions and provide them with the information provided by the dealer or distributor. If the Oversight Commission determines that suspension or termination of the dealer or distributor is warranted, and the manufacturer(s) did not take this action, the Oversight Commission shall direct the manufacturer(s) to do so.

         Disproportionate number of crime guns: Upon execution of this Agreement, the Oversight Commission will convene to determine a formula to identify what constitutes a disproportionate number of crime guns. In determining the formula, the Oversight Commission shall consider the available data and establish procedures to ensure that the relevant data is obtained. This provision will not take effect until the Oversight Commission sets the formula and a mechanism for its implementation.


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III.  OVERSIGHT

      A. OVERSIGHT COMMISSION.

         1. COMPOSITION. An Oversight Commission comprised of five members shall be formed. The Commission members shall serve five-year terms except for first terms as noted and shall be appointed as follows:

            a. Two members by the city and county parties to the Agreement.
               First appointees to serve two- and three-year terms, respectively.

            b. One by the State parties to the Agreement.  First appointee to serve a three-year term.

            c. One member by the manufacturer parties to the Agreement.
               First appointee to serve a four-year term.

            d. One selected by ATF.  First appointee to serve a five-year term.

         2. AUTHORITY. -- The Oversight Commission, which will operate by majority vote, will be empowered to oversee the implementation of this Agreement. Its authorities will include but not be limited to the authority to (1) review the findings of ATF or the proofing entity that will oversee the design and safety requirements of Part T of this Agreement, (2) maintain records of firearms sold pursuant to the law enforcement exception, as set forth in Part I.B of this Agreement, (3) review the safety training materials and test set forth in Parts II.A.1.m-n of this Agreement, and (4) participate in the oversight of the distribution and sales provisions established in Part II of this Agreement, as set forth in Parts II.A.2 and II.E.

            The Oversight Commission shall have a staff, which will be entitled to inspect participating manufacturers and their authorized dealers and distributors to ensure compliance with the Agreement. The costs of the Commission shall be funded


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                                                                 March 17, 2000
                                                             SETTLEMENT DOCUMENT


            by the parties to the Agreement. Each manufacturer party to this Agreement will pay no more than $25,000 annually.

      B. ROLE OF ATF. -- ATF will continue to issue, regulate and inspect federal firearms licensees, collect multiple sales forms, conduct firearms traces, investigate firearms traffickers and straw purchasers, enforce the Gun Control Act and the National Firearms Act and fulfill its other statutory responsibilities. To the extent consistent with law and the effective accomplishment of its law enforcement responsibilities, ATF will work with the manufacturer parties to the Agreement and the Oversight Commission to assist them in meeting their obligations under the Agreement. In particular, to the extent that ATF uncovers violations of the following provisions in its inspections or other contacts with federal firearms licensees, it will inform the Oversight Commission: II(A)(1)(a), (b), (e), (h), (i), (j),
            (k), (o), (p), and (q), (C)(2) and (D)(1) and (5).  Nothing in
            this paragraph shall diminish the obligation of the manufacturer parties to this Agreement to make reasonable efforts to identify noncompliance and respond to notifications of violations from parties other than ATF.

      C. MANUFACTURER COOPERATION.

         1. Each manufacturer shall designate an executive level manager to serve as a compliance officer and shall provide the compliance officer with sufficient resources and staff to fulfill the officer's responsibilities under this agreement.

         2. The compliance officer shall be responsible for

            a. Ensuring that the manufacturer fulfills its obligations under this agreement;

            b. Training the manufacturer's officers and employees on the obligations imposed by this agreement; and

            c. Serving as the liaison to the Oversight Commission.

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                                                                 March 17, 2000
                                                             SETTLEMENT DOCUMENT


         3. Each manufacturer shall commit to full cooperation in the implementation and enforcement of this Agreement.

IV.   COOPERATION WITH LAW ENFORCEMENT.

      A. The manufacturer parties to this Agreement reaffirm their commitment to cooperate fully with law enforcement and regulators to eliminate illegal firearms sales and possession.

      B. Within six (6) months of the effective date of this Agreement, if technologically available, the manufacturer parties to this Agreement shall fire each firearm before sale and enter the digital image of its casing along with the weapon's serial number into a system compatible with the National Integrated Ballistics Identification Network system. The digital image shall be made available electronically to ATF's National Tracing Center.

      C. Manufacturers shall participate in ATF's Access 2000 program to facilitate electronic linkage to their inventory system to allow for rapid responses to ATF's firearms trace requests.

V.    LEGISLATION.

      The parties to this Agreement will work together to support legislative efforts to reduce firearms misuse and the development of authorized user technology.

VI.   EDUCATION TRUST FUND.

      Upon resolution of the current lawsuits brought by cities, counties, or States, the manufacturer parties to this Agreement shall dedicate one percent of annual firearms revenues to a trust fund to implement a public service campaign to inform the public about the risk of firearms misuse, safe storage, and the need to dispose of firearms responsibly.

VII.  MOST FAVORED ENTITY.

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                                                                 March 17, 2000
                                                             SETTLEMENT DOCUMENT


      If the manufacturer parties to this Agreement enter into an agreement with any other entity wherein they commit to institute design or distribution reforms that are more expansive than any of the above-enumerated items, such reforms will become a part of this Agreement as well.

      In addition, if firearms manufacturers that are not party to this Agreement agree to design or distribution reforms that are more expansive than any of the above-enumerated items, and if the manufacturers who are party to the other agreement(s) with more expansive terms, in combination with the manufacturer parties to this Agreement, account for fifty percent or more of United States handgun sales, manufacturer parties to this Agreement will agree to abide by the same design and distribution measures.

VIII. ENFORCEMENT.

      The Agreement will be entered and is enforceable as a Court order and as a contract.

Dated this 17 day of March, 2000.


Approved and Authorized by:


MANUFACTURER PARTIES TO THIS AGREEMENT:


/s/ L.E. Shultz
------------------------------------
Smith & Wesson

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                                                                 March 17, 2000
                                                             SETTLEMENT DOCUMENT


GOVERNMENTAL PARTIES TO THIS AGREEMENT:


------------------------------------
Department of the Treasury


/s/ [signature not legible]
------------------------------------
Department of Housing and Urban Development


STATE PARTIES TO THIS AGREEMENT:


------------------------------------
State of New York


------------------------------------
State of Connecticut

CITY AND COUNTY PARTIES TO THIS AGREEMENT:

------------------------------------


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